UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    January 29, 2014

PORTUS HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54403	45-1283820
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

110 East Broward Blvd.

Suite 1700

Fort Lauderdale, FL 33301

       33301

             (Address of Principal Executive Offices)

     (Zip Code)

954-778-8211

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2014, Portus Holdings Inc.  (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Dane Exploration Inc.(“Dane”), Dane Acquisition Corp. (“Dane Sub”), a wholly owned subsidiary of Dane, and David Christie, the sole executive officer, director and principal shareholder of Dane.    Under the terms of the Asset Purchase Agreement, Portus has agreed to sell the assets that comprise its “Portus Cloud” business to Dane (the “Acquisition”) and, in consideration of which, Dane will issue 50,000,000 shares of its Common Stock to Portus.   In consideration of Portus selling its Portus Cloud business to Dane, David Christie has agreed to surrender for cancellation 49,800,000 shares of Common Stock held by him.

On closing of the Asset Purchase Agreement, David Christie will resign as the sole executive officer and director of Dane and will be replaced by G. Dale Murray II, the Company’s Chief Executive Officer.

Closing of the Acquisition is subject to a number of conditions including, but not limited to, compliance with the federal securities laws applicable to the transaction.   The closing of the Asset Purchase Agreement is expected to occur on February 12, 2014 or such other date as agreed by and between the parties.

The description of the transactions contemplated by the Asset Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof and of each of the exhibits filed with this report and incorporated by this reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

Exhibit Number	Description of Exhibit
10.2	Asset Purchase Agreement dated January 29, 2014 between Dane Exploration Inc., Portus Holdings Inc., Dane Acquisition Corp and David Christie.
99.1	News Release dated January 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 30, 2014

Portus Holdings Inc.
By:	/s/ George Dale Murray, II
George Dale Murray, II
Chief Executive Officer

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